UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2005

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 266-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 3, 2005, Renovis announced that a first analysis of data from the Phase III SAINT I trial involving more than 1,700 patients conducted by its licensee, AstraZeneca (NYSE: AZN), shows a statistically significant reduction versus placebo on the primary outcome of disability after an acute ischemic stroke (p= 0.038), as measured by the Modified Rankin Scale (MRS). However, on the National Institute of Health Stroke Scale (NIHSS), there was no significant difference in measurement of change in neurological impairment between the treatment groups. The clinical significance of these findings need to be assessed in light of the outcome of SAINT II and CHANT.

Half of the trial’s 1,700 patients were randomized to receive CEROVIVE® (NXY-059). The incidence and profile of adverse events was similar to placebo.

The Phase III SAINT II trial will enable AstraZeneca to complete its evaluation of the efficacy and safety profile of CEROVIVE (NXY-059) in acute ischemic stroke patients. AstraZeneca plans to file regulatory submissions in the second half of 2006. Such filings for CEROVIVE will be dependent on the final data package, including results from SAINT II and CHANT.

The SAINT trials for CEROVIVE (NXY-059) are being conducted worldwide in approximately 400 centers across 40 countries to evaluate the effect of the compound in acute ischemic stroke patients. These countries and regions include: Europe, Asia, Australia, New Zealand, South Africa, United States, Canada and Latin America. The safety of patients included in the trials is being evaluated continually.

Additionally, the CHANT (Cerebral Hemorrhagic And NXY-059 Treatment) trial will continue as planned. CHANT is a double-blind, randomized, placebo-controlled, parallel group, multi-center, Phase IIb study being conducted by AstraZeneca to assess the safety and tolerability of CEROVIVE (NXY-059) in adult patients with acute intracerebral hemorrhage. The independent data safety monitoring board recently conducted a planned safety review on the first 200 patients and recommended the trial to proceed according to plan. The trial will involve approximately 150 centers in 21 countries.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of CEROVIVE (NXY-059), which is still under development; our dependence on our strategic collaboration with AstraZeneca; AstraZeneca’s success in obtaining regulatory approval to market CEROVIVE (NXY-059); our ability to successfully develop other product candidates, such as REN-1654 and REN-850; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the “Risk Factors” section of our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 28, 2005. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2005	RENOVIS, INC.

	By:	/s/ John Doyle
	Name:	John Doyle
	Title:	Vice President Finance and Chief Financial Officer